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                                                                   Exhibit 10.32




         EMPLOYMENT AGREEMENT dated as of the date set forth on the signature page between Paul M. Schiffrin (the "Employee") and DOV Pharmaceutical, Inc., a New Jersey corporation (the "Company").

         WHEREAS, the Company and the Employee desire to enter into this Employment Agreement to assure the Company of the continued services of the Employee and to set forth the duties and compensation of the Employee, all upon the terms and conditions hereinafter set forth;

         NOW, THEREFORE, in consideration of the agreements and covenants contained herein, the Employee and the Company hereby agree as follows:

                                    ARTICLE 1

                                   EMPLOYMENT

         SECTION 1.01. TERM. Unless sooner terminated pursuant to Article III hereof, the initial term of this Employment Agreement shall commence on the date of this Employment Agreement and shall terminate on the date that is one year thereafter (the "Initial Employment Period"). Unless sooner terminated pursuant to Article III, the parties may renew this Employment Agreement for one year (each such one year period hereinafter referred to as a "Renewal Period"; the Initial Employment Period and all Renewal Periods are hereinafter referred to as the "Employment Period").

         SECTION 1.02. POSITION. The Company shall employ the Employee and the Employee shall serve as Vice President- Research Services during the Employment Period.

         SECTION 1.03. DUTIES. The Employee share report to the President and perform faithfully the duties assigned to him or her by the occupant thereof or any Senior Officer to the best of his or her abilities and devote full business time and attention to the Company's business as the Executive may reasonably be expected to be capable of performing on behalf of any subsidiary and affiliate of the Company as may from time to time be authorized or directed by the CEO.

                                   ARTICLE II

                                  COMPENSATION

         SECTION 2.01. BASIC COMPENSATION. As compensation for the Employee's services hereunder, the Company shall pay to the Employee an annual salary of $105,000.00 (as adjusted, the "Basic Compensation"), payable in bi-weekly installments.

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         SECTION 2.02. INCENTIVE COMPENSATION. In addition to his Basic
Compensation, the Company shall pay to the Employee incentive compensation ("Incentive Compensation") in the form of performance bonuses as may be determined in the discretion of the Board upon recommendation of the Compensation Committee.

         SECTION 2.03. OTHER BENEFITS. (a) During the Employment Period, the Executive shall have the right to participate in the Company's various programs for the benefit of employees in accordance with their terms and as the same may be amended or modified from time to time.

         (b) The Executive shall be eligible to participate in the Company's Stock Option Plan and shall receive, initially, options covering 50,000 shares at an exercise price of $3.68 per share.

         (c) The Executive shall be entitled to three weeks of paid vacation in each calendar year. The Executive shall also be entitled to the same standard paid holidays given by the Company to senior executives generally, all as determined from time to time by the Board or appropriate committee thereof. Vacation time shall cumulate and carry forward from year to year provided that the Executive shall not be entitled to more than six weeks of vacation in any one year without the permission of the Board and provided that the Executive shall coordinate his vacation schedule with the CEO and President.

         (d) The Company shall reimburse the Employee for travel or other expenses or disbursements reasonably incurred or made by him in connection with the Company's business during the Employment Period upon receipt of reasonable documentation thereof.

         (e) The benefits set forth in this Section 2.03 shall be collectively referred to as the "Benefits."

                                   ARTICLE III

                            TERMINATION OF EMPLOYMENT

         SECTION 3.01.     TERMINATION OF EMPLOYMENT BY COMPANY.

         (a) Except as otherwise provided in this Article III and in Article IV, upon the occurrence of any of the following events, this Employment Agreement and the rights and obligations of the parties hereunder shall terminate:

                  (i) "Disability" (as defined in Section 3.05) of the Employee;

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                  (ii) conduct by the Employee constituting "Cause" (as defined in Section 3.05).

         (b) In the case of termination pursuant to Section 3.01(a)(i), the Company shall be obligated to pay the Employee and the Employee shall be entitled to receive, in complete and total satisfaction of the obligations of the Company hereunder, an amount equal to his or her Basic Compensation, Incentive Compensation and Benefits for the period commencing on the date of termination and ending on the date that is three months after the date of termination. The Basic Compensation, earned but unpaid Incentive Compensation and Benefits shall be paid in the manner and at the intervals provided in
Article II.

         (c) In the case of termination pursuant to Section 3.01(a)(ii), the Company shall be obligated to pay the Employee and the Employee shall be entitled to receive, in complete and total satisfaction of the obligations of the Company hereunder, an amount equal to his or her Basic Compensation earned but unpaid, Incentive Compensation and Benefits through the date of such termination.

         (d) In the case of termination of the Employee by the Company other than pursuant to Section 3.01(a)(i) or (ii) or Section 3.02, the Company shall be obligated to pay the Employee and the Employee shall be entitled to receive, in complete and total satisfaction of the obligations of the Company hereunder, an amount equal to the Employee's Basic Compensation, Incentive Compensation and all amounts to be paid and benefits to be provided pursuant to Article II for the period commencing on the date of termination and ending on the later of (i) the date that is three months after the date of such termination and (ii) the date six months from the date of this Employment Agreement. The Basic Compensation due to the Employee pursuant to this Section shall be paid in full on the date of termination of the Employee. The Incentive Compensation and Benefits shall be paid at the intervals set forth in Article II.

         SECTION 3.02. DEATH. In the event of the death of the Employee during the Employment Period, the Employment Period shall terminate on the date of death and the Employee's designated beneficiary or, if none, his or her estate shall be entitled to receive, in complete and total satisfaction of the Company's obligations hereunder, any accrued and unpaid Basic Compensation, Incentive Compensation and Benefits, as appropriate, through such date of death and for a period of 90 days thereafter.

         SECTION 3.03. TERMINATION OF EMPLOYMENT BY THE EMPLOYEE. (a) If during the Employment Period there should occur any of the following events (each of the following being an event giving the Employee the right to resign for "Good Reason"): (i) a failure by the Company to provide the Employee with the Basic Compensation, Incentive Compensation or Benefits, other than a failure that is not in bad faith and is remedied by the Company within 15 days after receipt of notice thereof given by the Employee, or (ii) a breach by the Company of any of the other material


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terms of this Agreement that is not remedied by the Company within 15 days of notice thereof by the Employee, the Employee may elect to terminate his employment by notice to the Company (subject to Article IV). If the Employee exercises such election, the Employment Period shall terminate effective upon the later to occur of (x) the receipt of such notice by the Company and (y) the expiration of the 15-day period referred to in Section 3.03(a)(ii) or (iii).

         (b) If the Employee exercises his election to terminate the rights and obligations of the parties pursuant to Section 3.03(a), the Company shall be obligated to pay the Employee and the Employee shall be entitled to receive in complete and total satisfaction of the obligations of the Company hereunder, an amount equal to his or her Basic Compensation, Incentive Compensation and Benefits for the period commencing on the date of such termination and ending on the later of (i) the date that is three months after the date of such termination and (ii) the date that is six months after the date of this Employment Agreement. The Basic Compensation shall be paid in full on the date of termination. The Incentive Compensation and Benefits shall be paid at the intervals set forth in Article II.

         (c) If the Employee terminates this Employment Agreement for any reason other than those contained in Section 3.02 and Section 3.03(a), the rights and obligations of the parties hereunder shall terminate immediately (except as otherwise provided in Article IV) and the Employment Period shall terminate immediately except that the Employee shall be entitled to receive, in complete and total satisfaction of the obligations of the Company hereunder, his or her Basic Compensation, Incentive Compensation and Benefits through the date of such termination.

         SECTION 3.04. DEFINITIONS OF CERTAIN TERMS. (a) "Disability" shall mean any physical or mental condition of the Employee that renders the Employee incapable of performing any substantial portion of the services contemplated hereby (as confirmed by competent medical evidence) and that has continued for at least 90 consecutive business days in any 12 month period or a total of six months during any twelve month period.

         (b) The following shall constitute conduct entitling the Company to terminate the Employee's employment for "Cause": (i) the Employee's willful refusal to perform or substantial disregard of the Employee's duties to the Company that is not cured within 10 days of notice (specifying the failure) thereof from the Board, (ii) the commission by the Employee of a willful and material breach of Article IV or (iii) the conviction of any felony by the Employee (or the equivalent thereof under the laws of any state). If the issue of "Cause" is litigated in a proceeding in any court or through any means of alternative dispute resolution and such issue is resolved in the Employee's favor, then the Company shall reimburse the Employee for all reasonable attorney's fees, costs and expenses incurred by the Employee in such proceeding.

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                                   ARTICLE IV

                    NON-COMPETITION; CONFIDENTIAL INFORMATION

         SECTION 4.01. NON-COMPETITION (a) Subject to Sections 4.01 (b) and 4.01(c), the Employee shall not engage in any activities, whether as employer, proprietor, partner, stockholder (other than as the holder of less than 5% of the stock of a corporation listed on a national securities exchange or in the National Association of Securities Dealers, Inc. Automated Quotation System (such a corporation being hereinafter referred to as a "Public Corporation")), director, employee, consultant or otherwise, of any company with substantially the same business as or competes directly with the Company in the United States during the following periods: (i) the Employment Period; and (ii) during any period after the termination of this Employment Agreement pursuant to Article 3 for which the Employee is being or has been paid.

         (b) The Employee shall not be deemed to be in breach of this Employment Agreement by reason of services performed for a subsidiary or affiliate of the Company.

         SECTION 4.02 NON-INTERFERENCE. During the Employment Period and the period of non-competition as determined pursuant to Section 4.01(a), the Employee (i) shall not publicly disparage any of the products, services or actions of the Company or any of the Company's subsidiaries or affiliates; and
(ii) shall not, whether for his or her own account or for the account of any other individual, partnership, firm, corporation or other business organization, solicit, endeavor to entice away from the Company, or otherwise interfere with the relationship of the Company with any person or entity who is, or was within the then most recent 12-month period, a customer or client of the Company.

         SECTION 4.03. TRADE SECRET. The Employee shall not, at any time during the Employment Period and for a period of three years thereafter, use (except for the sole benefit of the Company, the Company's subsidiaries and affiliates) or, without the written consent of the Board, divulge to any person (other than, during the Employment Period, an Employee of the Company or any of the Company's subsidiaries or other person to whom disclosure is reasonably necessary or appropriate or legally required in connection with the Employee's duties hereunder) any trade secrets or other confidential information of the Company or any of its subsidiaries or affiliates, except to the extent that (a) such information becomes a matter of public record, or is published in a newspaper, magazine or other periodical available to the general public, in each case, through no violation of this Employment Agreement by the Employee or (b) such disclosure is required by oral questions, interrogatories, requests for information or documents, subpoena, civil investigative demand or similar process provided that the Employee shall immediately notify the Company of the existence, terms and circumstances surrounding such a request so that it may timely seek an appropriate protective order. When the Employee ceases to be employed by the Company, the


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Employee shall surrender to the Company all records and documents in any form obtained by him or entrusted to him during the course of employment hereunder (together with all copies thereof) which pertain to the business of the Company or its subsidiaries or affiliates or which were paid for by the Company or any of the Company's subsidiaries or affiliates provided that the Employee may retain copies of such documents as may be necessary for the Employee's personal records for federal income tax purposes or, with the approval of the Board, for other purposes relating to the Employee's legal affairs, which approval shall not be unreasonably withheld.

         SECTION 4.04. SURVIVAL OF TERMS. The covenants contained in Sections 4.01, 4.02 and 4.03 shall survive the conclusion of the Employee's employment by the Company in accordance with their respective terms.

                                    ARTICLE V

                                  MISCELLANEOUS

         SECTION 5.01. SERVICES AS OFFICER OR DIRECTOR. During the Employment Period, the Employee shall, if elected or appointed, serve as an officer and/or director of any current and future subsidiary and affiliate of the Company without any additional compensation for such services provided that the Employee shall be provided with reasonable and customary directors' and officers' liability insurance if any such corporation is or becomes publicly held and further provided that the Company shall cause any such subsidiary and/or affiliate to protect, defend and save the Employee harmless from any and all liability arising out of the performance of the Employee's duties as director and/or officer.

         SECTION 5.02. CONFLICTS. The Employee hereby warrants and represents that he or she is not under any legal or contractual obligation that would conflict in any manner with the obligations and duties he or she is undertaking herein, and that execution of this Employment Agreement shall not breach any agreement to which he or she is now a party. The Employee further agrees to reimburse and hold the Company harmless for any costs, damages or fees sustained or expended by the Company as a result of this untruth of the representations or breach of warranties contained in this Section 5.03.

         SECTION 5.03. RIGHT TO CHANGE BUSINESS. This Employment Agreement and any rights or privileges granted to the Employee hereunder shall not in any way prevent the Company or any of the Company's subsidiaries from exercising its corporate powers to modify, restructure, enlarge, discontinue or otherwise affect the business operations or activities of such entity.

         SECTION 5.04. NOTICES. Any notice or request required or permitted to be given under this Employment Agreement shall be sufficient if in writing and delivered


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personally or sent by registered mail, return receipt requested, to the addresses set forth below or to any other address designated by either party by notice similarly given. Such notice shall be deemed to have been given upon the personal delivery thereof or three days after the date of such mailing thereof, as the case may be.

                  If to the Employee, to:
                  34 Robert Drive
                  Warwick, New York 10990

                  If, to the Company, to:
                  DOV Pharmaceutical, Inc.
                  433 Hackensack Avenue
                  Hackensack, New Jersey 07601

                  With a copy to:
                  Friedman Siegelbaum LLP
                  Seven Becker Farm Road
                  Roseland, New Jersey 07068
                  Attn: Joseph R. Siegelbaum., Esq.

         SECTION 5.05. ASSIGNMENT AND SUCCESSION. The Employee acknowledges that the services to be rendered by him hereunder are unique and personal. Accordingly, the Employee may not assign any of his or her rights or delegate any of his or her duties or obligations under this Employment Agreement. The rights and obligations of the Company under this Employment Agreement shall inure to the benefit of and be binding upon its successors and assigns.

         SECTION 5.06. HEADINGS. The headings contained in this Employment Agreement are for convenience of reference only and shall not define or limit the provisions hereof.

         SECTION 5.07. APPLICABLE LAW. This Employment Agreement shall be interpreted in accordance with, and the rights of the parties hereto, shall be determined by the laws of the State of New Jersey, without regard to conflict of law rules. Each party hereby irrevocably consents and submits to the IN PERSONAM jurisdiction of any court of general jurisdiction in the State of New Jersey which shall serve as the sole and exclusive forum in any suit, action or proceeding arising out of or in connection with this Employment Agreement.

         SECTION 5.08. WITHHOLDING TAXES. The Company may withhold from any amounts payable under this Employment Agreement such federal, state or local taxes as shall be required to be withheld pursuant to any applicable law or regulations.

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         SECTION 5.9. ENTIRE AGREEMENT; AMENDMENTS. This Employment Agreement
contains the entire understanding of the parties hereto with regard to the subject matter contained herein, and supersedes all prior agreements, understandings or intents between the parties hereto or any related parties. This Employment Agreement may be amended, modified or supplemented only pursuant to Section 4.04 or by a writing signed by both parties hereto.

         SECTION 5.10. WAIVERS. Any term or provisions of this Employment Agreement may be waived, or the time for its performance may be extended, by the party or parties entitled to the benefits thereof but only to the extent evidenced by a writing executed by such party. The failure of any party hereto to enforce at any time any provision of this Employment Agreement shall not be construed to be a waiver of such provision, nor in any way to affect the validity of this Employment Agreement or any part hereof or the right of any party thereafter to enforce each and every such provision. No waiver of any breach of this Employment Agreement shall be held to constitute a waiver of any other or subsequent breach.

         SECTION 5.11. PARTIAL INVALIDITY. Wherever possible, each provision hereof shall be interpreted in such manner as to be effective and valid under applicable law, but in case any one or more of the provisions contained herein shall, for any reason, be held to be invalid, illegal or unenforceable in any respect and cannot be modified in accordance with Section 4.04, such invalidity, illegality or unenforceability shall not affect any other provisions of this Employment Agreement, and this Employment Agreement shall be construed as if such invalid, illegal or unenforceable provision or provisions had never been contained herein unless the deletion of such provision or provisions would result in such a material change as to cause the remaining terms hereof to be unreasonable.

         SECTION 5.12. EXECUTION OF COUNTERPARTS. This Employment Agreement may be executed in one or more counterparts, each of which shall be considered an original instrument, but all of which shall be considered one and the same agreement, and shall become binding when one or more counterparts have been signed by each of the parties and delivered to each of the parties.

         IN WITNESS WHEREOF, the Company has caused this Employment Agreement to be signed by its duly authorized officer and the Employee has signed this Employment Agreement intending to be legally bound.

DOV Pharmaceutical, Inc.


by: /s/ Arnold S. Lippa
   -------------------------
Arnold S.  Lippa
Chief Executive Officer

Employee: /s/ Paul M. Schiffrin
         ---------------------------
Paul M. Schiffrin

Dated:       July 12, 1999


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January 23, 2002

Paul Schiffrin
34 Robert Drive
Warwick, NY 10990

RE:  EXTENSION OF EMPLOYMENT AGREEMENT


Dear Mr. Schiffrin:

         This will confirm the extension of your July 12, 1999, Employment Agreement with DOV Pharmaceutical, Inc. through July 12, 2002. All terms and conditions therein shall remain in full force and effect, except for the increase of your base compensation to $145,000 per year.


Sincerely,

/s/ Arnold Lippa.
------------------------
Dr. Arnold Lippa
Chief Executive Officer



ACKNOWLEDGED AND AGREED:

/s/ Paul Schiffrin
------------------------
Paul Schiffrin